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                                                                    EXHIBIT 4.11




                           WAIVER TO CREDIT AGREEMENT

         WAIVER TO CREDIT AGREEMENT, dated as of June 4, 1999 (this "Waiver"), among JCC HOLDING COMPANY ("Holdings"), JAZZ CASINO COMPANY, L.L.C. (the "Borrower"), various lending institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                               W I T N E S S E T H

         WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1998 (the "Credit Agreement");

         WHEREAS, Holdings and the Borrower have requested that the Banks enter into this Waiver, and the Banks have agreed, subject to the terms and conditions set forth herein, to enter into this Waiver as herein provided;

         NOW, THEREFORE, it is agreed:

         1. The Banks hereby extend the time for payment of Commitment Commission accrued pursuant to Section 3.01 (a) and (b) of the Credit Agreement which was due and payable on the Quarterly Payment Dates which occurred on December 31, 1998 and March 31, 1999, until the Quarterly Payment Date occurring on June 30, 1999. The extension granted above shall not effect the accrual or payment of Commitment Commission otherwise becoming due and payable on June 30, 1999 and thereafter.

         2. In addition, the Banks hereby waive any Default or Event of Default which may have existed (including, without limitation, any Default or Event of Default arising under Section 8.01(h) or in connection with any Notice of Borrowing submitted to the Administrative Agent) solely as a result of the Borrower's failure to pay the Commitment Commission referenced in Section I above which became due and owing on December 31, 1998 and March 31, 1999, but not any Default or Event of Default which may exist as a result of the Borrower's failure to pay said Commitment Commission on June 30, 1999 or any Commitment Commission accruing after March 31, 1999 on the applicable Quarterly Payment Date in accordance with the Credit Agreement.

         3. By executing a counterpart hereof, each Guarantor acknowledges and agrees to the provisions of this Waiver and further acknowledges and agrees that all extensions of credit pursuant to the Credit Agreement (after giving effect to this Waiver) shall continue to be entitled to the benefits of the Guarantees, notwithstanding any modifications effected pursuant to this Waiver. Furthermore, the Credit Parties acknowledge and agree that all extensions of credit pursuant to the Credit Agreement (after giving effect to this Waiver) shall continue to be entitled to the benefits of the Security Documents in accordance with the terms thereof (notwithstanding any changes effected pursuant to this Waiver). By executing and delivering a counterpart hereof, HET acknowledges and agrees that its prior written consent to the Waiver has been obtained in accordance with the requirements of Section 16.12 of the Credit Agreement





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         4. In order to induce the Banks to enter into this Waiver and grant the extension and waivers contemplated hereby, and in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Holdings and the Borrower hereby (x) represent and warrant that no Default or Event of Default exists on the Waiver Effective Date after giving effect to this Waiver and (y) makes each of the representations, warranties and agreements made by each such party contained in the Credit Agreement and the other Credit Documents on and as of the Waiver Effective Date, after giving effect to this Waiver (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such date).

         5. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement (or of any provision beyond the specific Waivers granted hereby) or any other Credit Document,

         6. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

         7. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         8. This Waiver shall become effective on the first date (the "Waiver Effective Date") on which (i) each of Holdings, the Borrower, HET, HOC, JCC Development, CPD, FPD, the Required Banks and each Bank which is, on the Waiver Effective Date, otherwise entitled to receive any Commitment Commission the payment date of which is being deferred pursuant to this Waiver shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Agent at its Notice office.

         9. At all times on and after the Waiver Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Waiver.




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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first written above.

                               JCC HOLDING COMPANY



                               By: /s/ Frederick W. Burford
                                   ---------------------------------------------
                                   Name:  Frederick W. Burford
                                   Title: President and Chief Executive Officer


                               JAZZ CASINO COMPANY, L.L.C.



                               By: /s/ Frederick W. Burford
                                   ---------------------------------------------
                                   Name:  Frederick W. Burford
                                   Title: President


                               HARRAH'S ENTERTAINMENT, INC.



                               By: /s/ Stephen Brammell
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               HARRAH'S OPERATING COMPANY, INC.



                               By: /s/ Stephen Brammell
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               JCC DEVELOPMENT COMPANY L.L.C.



                               By: /s/ Frederick W. Burford
                                   ---------------------------------------------
                                   Name:  Frederick W. Burford
                                   Title: President



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                               CP DEVELOPMENT, L.L.C.



                               By: /s/ Frederick W. Burford
                                   ---------------------------------------------
                                   Name:  Frederick W. Burford
                                   Title:


                               FP DEVELOPMENT, L.L.C.



                               By: /s/ Frederick W. Burford
                                   ---------------------------------------------
                                   Name:  Frederick W. Burford
                                   Title:


                               BANKERS TRUST COMPANY, Individually and as
                               Administrative Agent



                               By: /s/ Mary Kay Coyle
                                   ---------------------------------------------
                                   Name:
                                   Title: